UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       March 23, 2017

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01

ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Memorandum of Understanding

Vitro Diagnostics, Inc. (the “Company) entered into a Memorandum of Understanding (“MOU”) between the Company and Caribbean GC Development Fund, Ltd., a Grand Cayman corporation (“Caribbean GC”), a copy of which is filed herewith as Exhibit 10.1.

A Convertible Note in the principal amount of $125,000 more fully described in Item 2.03 below was executed concurrently with the MOU.  On March 23, 2017, the Convertible Note was funded and the proceeds received by the Company, causing the MOU and the transactions described in this Current Report to be effective as of the same date.

In anticipation of entering into the MOU, the Company formed and organized a new wholly-owned subsidiary, Halo Cell Sciences, Ltd, a Cayman Island corporation (“Halo”).

The MOU contemplates that on or before April 15, 2017, the Company and Caribbean GC will complete a series of transactions that will include:

•

Caribbean GC will extend a working capital loan to the Company in the amount of $1.7 million, less the Convertible Note (the “Debt Investment”).

•

Mr. William Becker (“Becker), the controlling person of Caribbean GC, will be engaged as a consultant by the Company, and in consideration of such services, will be issued shares of Series A-1 Convertible Preferred Stock that, on a fully-diluted basis, will convert into an aggregate of 35 million shares of common stock;

•

Dr. James Musick, the Company’s President, will convert all accrued working capital advances (approximately $1.1 million) into shares of Series A-2 Convertible Preferred Stock that, on a fully-diluted basis, will convert into an aggregate of 14 million shares of common stock;

•

Dr. Musick will waive payment of all accrued compensation in the approximate amount of $1.2 million;

•

The Company will form and organize a Cayman Island corporation:  Halo Cell Sciences, Ltd, (“Halo) as a wholly-owned subsidiary

•

The Stem Cell Lab Development Agreement between Halo and DaVinci Centre for Wellness and Alternative Therapies, a Cayman Islands medical clinic, described below, will become effective; and

•

The Company and Halo will enter into a Development and Cost Sharing Agreement to comply with Section 482 of the Internal Revenue Code.

•

There will be a change in control of the Board of Directors, subject to compliance with Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Entering into the MOU was the initial step in the Company’s plan to develop and operate stem cell therapeutic clinics, initially in Grand Cayman, to exploit the Company’s stem cell technologies and therapeutics.

The constituent agreements described in the MOU have not been completed, and while the Company and Caribbean GC intend to implement all transactions contemplated by the MOU, there can be no assurance that they will be consummated in the manner prescribed by the MOU.

Stem Cell Lab Development Agreement

In connection with the MOU, the Company’s subsidiary Halo executed a Stem Cell Lab Development Agreement (“Development Agreement”) with DaVinci Centre for Wellness and Alternative Therapies, Ltd (“DaVinci”) pursuant to which DaVinci will provide the clinical facilities and staff support necessary for the Company to begin offering stem cell therapies in the Cayman Islands.  Under the Development Agreement, the principals of DaVinci will be issued shares of Series A-2 Convertible Preferred Stock convertible into an aggregate of 22 million shares of common stock.  The shares issued to DaVinci are subject to vesting with 10 million shares vesting upon the effective date of the Development Agreement and the balance of the shares vesting ratably over 48 months. The Development Agreement will not become effective until and unless the Debt Financing in the amount of $1.7 million from Caribbean GC is fully funded.

A copy of the Development Agreement is filed herewith as Exhibit 10.2

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

In connection with the MOU, the Company issued a Convertible Promissory Note in favor of Caribbean GC in the principal amount of $125,000 (the “Note”). The Note was funded, and the Company received the proceeds thereof, on March 23, 2017.

Interest will accrue on the outstanding principal of the Note from time to time at the rate of eight percent (8%) per annum, until the Note is repaid in full.  The Note is due and payable on the date which is the earlier of (a) three hundred and sixty (360) days from the date of the Note; or (b) the closing of the investment transaction as described in the MOU.  In the event that the Note and interest due thereon is not paid on the Maturity Date and the Caribbean GC Debt Investment has not occurred, the outstanding Note and interest due thereon shall be converted into shares of the Company’s common stock ("Common Stock") at a price per share equal $0.05.  A copy of the Note is filed herewith as Exhibit 99.1.

ITEM 7.01

REGULATION FD DISCLOSURE

On March 29, 2017, the Company issued a press release announcing the MOU described in Item 1.01 of this Report.  A copy of the press release is filed herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

ITEM 8.01

OTHER EVENTS

In connection with the MOU, the Company, executed and delivered a Consulting Agreement between the Company and John R Evans pursuant to which Mr. Evans has been engaged to provide chief financial officer advisory services, a copy of which is filed herewith as Exhibit 10.3.

Pursuant to the Consulting Agreement and in consideration of his advisory services, the Company has agreed to pay Mr. Evans a monthly retainer of $10,000 subject to the terms of the Consulting Agreement and agreed to issue, as a signing bonus, six hundred thousand (600,000) shares of the Company’s common stock.

The following sets forth biographical information regarding Mr. Evans:

John R Evans, age 62, has been the managing member and director of PolyRock Technologies L.L.C. since 2007, where he has been responsible for managing and negotiating royalty license agreements for the manufacture and distribution of composite rock siding panels and other products under US and International patents.   Mr. Evans has also established manufacturing plants in the US, Mexico, Canada and China.  Prior to joining PolyRock Technologies, Mr. Evans co-founded and assembled a start-up team for IPtimize, Inc., a VOIP internet company where he managed the Denver office and served as CEO and Chairman from 2003 - 2006 while raising $2M of startup capital and transitioning the company over to the management team and into a public company.  Prior to co-founding IPtimize, Inc. Mr. Evans was the managing member of Evans Capital Management LLC, providing executive advisory services from 2000 to 2003.  From 1995 to 2000, John served as co-founder and CEO of Convergent Communication, Inc. where he grew the company to $250M in revenues and raised over $400M in private and public funds to support the company’s growth. John was CFO of ICG Communications from 1991 to 1994 where he listed the company on the American Stock exchange, completed numerous acquisition transactions and raised over $500M in private and public financings.  Mr. Evans was an Ernst and Young telecommunications finalist for Entrepreneur of the Year (1999) and received the Alts Association Most Innovative Business Strategy Award (1999).  He served on the Colorado Governor’s Commission on Science and Technology (1998-2000). Mr. Evans was a Canadian Chartered Accountant (1981 -2013)) and holds a B. Commerce degree in Accounting and Finance (1978) from McMaster University.

It is anticipated that subject to the successful funding of the Debt Investment, Mr. Evans will assume the position of Chief Financial Officer of the Company.

ITEM 9.01:       EXHIBITS

Item	Title

10.1 10.2	Memorandum of Understanding Stem Cell Lab Development Agreement
10.3	Evans Consulting Agreement
99.1	Convertible Promissory Note in favor of Caribbean GC Development Fund, Ltd.
99.2	Press Release dated March 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: March 29, 2017	/s/ James R. Musick
James R. Musick, President and Chief Executive Officer

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